Exhibit 99.1

Fluent, Inc. Files New Investor Presentation and Makes Available on Company Website

New York, NY — November 19, 2024 — Fluent, Inc. (NASDAQ: FLNT), a leader in performance marketing, published a new investor presentation today. The presentation is available on the investor relations section of the Company website under “Events & Presentations” and can be accessed directly at this link:

https://bit.ly/investor-presentation.

Don Patrick, Fluent’s Chief Executive Officer, commented, “We’re pleased to be debuting this new presentation, which we believe better communicates our business strategy and growth prospects. We are executing a strategic shift to focus on the high-growth commerce media business, which saw triple-digit year-over-year revenue growth in every quarter this year and continues to become an increasing portion of our revenue. This business leverages 14 years of experience as an industry leader in customer acquisition that differentiates Fluent in the industry. We’re energized by our recent progress and look forward to the continued growth of our business as we drive this strategic shift.”

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) has been a leader in performance marketing since 2010, offering customer acquisition and partner monetization solutions that exceed client expectations. Leveraging untapped channels and diverse ad inventory across partner ecosystems and owned sites, Fluent connects brands with consumers at the most optimal moment, ensuring impactful engagement when it matters most. Constantly innovating and optimizing for performance, Fluent unlocks additional revenue streams for partners and empowers advertisers to acquire their most valuable customers at scale. For more insights visit https://www.fluentco.com/.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts are “forward-looking statements” within the meaning of federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “will,” “would,” “expect,” “intend,” “plan,” “objective,” or comparable terminology referencing future events, conditions or circumstances, or the negative of such terms. Forward-looking statements in this press release include, without limitation, statements about the Company’s expected growth and results of its strategic shift. Although Fluent believes that it has a reasonable basis for the forward-looking statements contained in this press release, they are based on management’s current beliefs and expectations about future events and circumstances and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control. These risks, described under “Risk Factors” in Fluent’s most recently filed annual report on Form 10-K, as updated from time to time in Fluent’s quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Fluent undertakes no obligation to update any forward-looking statement contained in this press release to reflect events that occur or circumstances that exist after the date of this press release, except as required by law.

Contact Information:

Investor Relations

Fluent, Inc.

InvestorRelations@fluentco.com